Exhibit 10.5

CLIMB BIO, INC.

RSU AWARD GRANT NOTICE

(2025 INDUCEMENT PLAN)

Climb Bio, Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU Award”) as an inducement material to your entering into employment with the Company in compliance with Nasdaq Listing Rule 5635(c)(4). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Climb Bio, Inc. 2025 Inducement Plan (the “Plan”) and the Award Agreement including, if you are resident, subject to tax, or work outside the U.S., the general non-US terms and any special terms and conditions for your country, each set out in the attached appendix (the “Appendix” and together, the “Agreement”), which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule: ____________________________________________________________________

Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service.

Issuance Schedule: Subject to any Capitalization Adjustment, one share of Common Stock will be issued at the time set forth in Section 6 of the Agreement for each restricted stock unit which vests.

Mandatory Sale to Cover Withholding Taxes:

By accepting this RSU Award, to the fullest extent permitted under the Plan and applicable law, Participant is electing to satisfy withholding taxes through the sale of a number of the shares subject to the RSU Award as determined in accordance with the procedures specified in Section 4(b) of the Agreement (“Sell to Cover”). The Company is authorized and directed by Participant to make payment from the cash proceeds of this sale directly to the appropriate taxing authorities in an amount equal to the taxes required to be withheld. The mandatory Sell to Cover is imposed by the Company on Participant in connection with the receipt of the RSU Award, and it is intended to comply with the requirements of Rule 10b5-1(c)(1)(i) under the Exchange Act and be interpreted to meet the requirements of Rule 10b5-1(c).

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•
The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•
You have read and are familiar with the provisions of the Plan and the RSU Award Agreement. In the event of any conflict between the provisions in the RSU Award Agreement and the terms of the Plan, the terms of the Plan shall control.

•
The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.

Climb Bio, INC.		PARTICIPANT:

By:
	Signature	Signature

Title:	Date:

Date:

ATTACHMENTS: Award Agreement (including the Appendix and Schedule A), 2025 Inducement Plan

ATTACHMENT I

CLIMB BIO, INC.

AWARD AGREEMENT

(2025 INDUCEMENT PLAN)

As reflected by your RSU Award Grant Notice (“Grant Notice”), Climb Bio, Inc. (the “Company”) has granted you an RSU Award under the Climb Bio, Inc. 2025 Inducement Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”) as an inducement material to your entering into employment with the Company in compliance with Nasdaq Listing Rule 5635(c)(4). The terms of your RSU Award as specified in this Award Agreement for your RSU Award including, if you are resident, subject to tax, or work outside the U.S., the general non-US terms and any special terms and conditions for your country, each set out in the attached appendix (the “Appendix” and together, this “Agreement”) and the Grant Notice constitute your “RSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your RSU Award are as follows:

1. GOVERNING PLAN DOCUMENT. Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:

(a) Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your RSU Award;

(b) Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the RSU Award; and

(c) Section 8 of the Plan regarding the tax consequences of your RSU Award.

Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2. GRANT OF THE RSU AWARD. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice as modified to reflect any Capitalization Adjustment and subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.

3. DIVIDENDS. You shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.

4. WITHHOLDING OBLIGATIONS.

(a) On each vesting date, and on or before the time you receive a distribution of the shares underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your RSU Award (the “Withholding Obligation”). You acknowledge and agree that the Company has the right to deduct from payments of any kind otherwise due to you an amount necessary to satisfy the Withholding Obligation.

(b) To the extent you have not previously executed and delivered to the Company effective durable sell-to-cover instructions that by their terms would cover the Withholding Obligation with respect to your RSU Award, at such time as you are not aware of any material nonpublic information about the Company or the Common Stock and are not prohibited from doing so by the Company’s insider trading policy or otherwise, you shall execute the instructions set forth in Schedule A attached hereto (the “Durable Automatic Sell-to-Cover Instruction”) to permit you to satisfy the Withholding Obligation

(c) To the extent you are required to but do not execute the Durable Automatic Sell-to-Cover Instruction prior to an applicable vesting date, you agree that if under applicable law you will owe taxes at such vesting date on the portion of the award then vested, the Company will be entitled to immediate payment from you of the amount of any such Withholding Obligation.

(d) Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to you any Common Stock or any other consideration pursuant to this RSU Award.

(e) In the event the Withholding Obligation arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

5. TAX CONSEQUENCES. The Company has no duty or obligation to minimize the tax consequences to you of this RSU Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this RSU Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this RSU Award, and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

6. DATE OF ISSUANCE.

(a) Subject to the satisfaction of the Withholding Obligation, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). The Common Stock will be delivered to you as soon as practicable following each vesting date, but in any event within 60 days of such date.

(b) To the extent the RSU Award is a Non-Exempt RSU Award, the provisions of Section 11 of the Plan shall apply.

7. LEAVE OF ABSENCE.

(a) During any Company-approved leave of absence (“LOA”), the vesting of the Restricted Stock Units shall be suspended after the leave of absence exceeds a period of ninety (90) days (or such longer period as required by law). Vesting of the Restricted Stock Units shall resume upon the termination of your leave of absence and return to service to the Company and/or its Affiliates. The vesting schedule of the Restricted Stock Units shall be extended by the length of the suspension.

(b) You will be deemed to remain in Continuous Service during any LOA only through your Expected Return Date (as defined below), unless your Continuous Service is otherwise terminated for any reason prior to the Expected Return Date; provided, however, that if you notify the Company or the applicable Affiliate prior to the Expected Return Date (and prior to any earlier termination of Continuous Service) that you do not intend to resume employment or other eligible service with the Company or an Affiliate on or prior to the Expected Return Date (such notification, a “Notification”, and the date of such Notification, the “Notification Date”), then you will be deemed to remain in Continuous Service during the LOA only through the Notification Date. If you fail to report to work on the Expected Return Date, or if you provide a Notification prior to the Expected Return Date, then, on the Expected Return Date or the earlier Notification Date, as applicable, (i) your Continuous Service will be deemed terminated and (ii) vesting of your RSU Award will cease immediately, in each case except to the extent required by applicable law. The first scheduled workday immediately following the Company-approved expiration date of the LOA or, if earlier, the date on which you actually return to employment or other eligible service with the Company or the applicable Affiliate is the “Expected Return Date”.

(c) The Board, Committee or the heads of the Company’s legal and human resources departments may make exceptions to the foregoing with respect to LOAs to comply with applicable laws, in cases where the application of the foregoing would not be in the interests of the Company or any Affiliate, or otherwise to the extent it deems necessary or advisable in its discretion.

(d) Nothing in this Agreement will confer upon you any right to remain in Continuous Service (or any other service) for any duration or to interfere with or otherwise restrict in any way the rights of the Company or any Affiliate to terminate your Continuous Service (or any other service) at any time for any reason, with or without cause, except as otherwise expressly set forth your employment or other service agreement with the Company or Affiliate, as applicable, or as required by applicable law.

8. TRANSFERABILITY. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution.

9. CORPORATE TRANSACTION. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

10. NO LIABILITY FOR TAXES. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.

11. SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12. EXECUTION OF DOCUMENTS. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your RSU Award.

13. OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.

14. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of your RSU Award shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

15. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the RSU Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the RSU Award which is then subject to restrictions as provided herein.

16. COMPLIANCE WITH SECTION 409A OF THE CODE. This RSU Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that the RSU Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this RSU Award shall comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that the RSU Award is deferred compensation subject to Section 409A and you are a “specified employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “separation from service” (as defined in Section 409A), then the issuance of any shares that would otherwise be made upon the date of your separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

17. CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to that state’s conflicts of laws rules.

18. APPENDIX. Notwithstanding any provisions in this Agreement, if you are resident, subject to tax, or work outside the U.S., your RSU Award shall be subject to the general non-US terms and the special terms and conditions for your country set forth in the Appendix attached hereto. Moreover, if you relocate outside the U.S. and/or to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

19. QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences please see please see the prospectus of the Plan provided to you.

APPENDIX

This Appendix includes general terms and conditions that govern the RSU Award granted to you under the Plan if you are resident, subject to tax, or work outside the U.S. and specific terms and conditions that apply if you are resident, subject to tax or work in any country listed herein.

The information contained herein is general in nature and may not apply to your particular situation, and you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the date of grant, are a consultant, change employment status to a consultant position, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to you. References to your employer shall include any entity that engages your services.

GENERAL NON-U.S. TERMS

1. TAX. All references in the Agreement to tax shall, to the extent applicable, include social security.

2. AWARD NOT A SERVICE CONTRACT. By accepting your RSU Award, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(b) the grant of your RSU Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards (whether on the same or different terms), or benefits in lieu of awards, even if awards have been granted in the past;

(c) your RSU Award and any shares of Common Stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(d) the future value of the shares of Common Stock underlying the RSU Award is unknown, indeterminable, and cannot be predicted with certainty;

(e) neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of your RSU Award or of any amounts due to you pursuant to the vesting of your RSU Award or the subsequent sale of any shares of Common Stock received;

(f) for the purposes of your RSU Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, your right to vest in the RSU Award under the Plan, if any, and the Board shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSU Award (including whether you may still be considered to be providing services while on a leave of absence);

(g) no claim or entitlement to compensation or damages shall arise from forfeiture of this RSU Award resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any), and in consideration of the grant of this RSU Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

3. TRANSFERABILITY. Notwithstanding any other provision of this Agreement or the Plan, your RSU Award is not transferable other than to your personal representative on your death.

4. DATA PRIVACY.

(a) You explicitly and unambiguously acknowledge and consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You acknowledge that the recipients may receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of your RSU Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.

(b) For the purposes of operating the Plan in the European Union, Switzerland, and the United Kingdom, the Company will collect and process information relating to you in accordance with the privacy notice from time to time in force.

5. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

6. LANGUAGE. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement, or any other document related to this RSU Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

7. FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.

8. AT-WILL EMPLOYMENT. In Section 9(e) of the Plan, references to “at will” employment are deleted to the extent you are not employed “at-will”.

COUNTRY SPECIFIC TERMS

[To be included]

SCHEDULE A

DURABLE AUTOMATIC SELL-TO-COVER INSTRUCTION

This Durable Automatic Sell-to-Cover Instruction (this “Instruction”), which is being delivered to Climb Bio, Inc. (the “Company”) by the undersigned on the date set forth below (the “Adoption Date”), relates to the Covered RSUs (as defined following my signature below). This Instruction provides for “eligible sell-to-cover transactions” (as described in Rule 10b5-1(c)(1)(ii)(D)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”)) and is intended to satisfy the affirmative defense conditions of Rule 10b5-1(c)(1) under the Exchange Act.

I acknowledge that upon vesting and settlement of any Covered RSUs in accordance with the applicable RSU’s terms, whether vesting is based on the passage of time or the achievement of performance goals, I will have compensation income equal to the fair market value of the shares of the Company’s common stock subject to the RSUs that are settled on such settlement date and that the Company is required to withhold income and employment taxes in respect of that compensation income.

I desire to establish a plan and process to satisfy such withholding obligation in respect of all Covered RSUs through an automatic sale of the number of the shares of the Company’s common stock that would otherwise be issuable to me on each applicable settlement date in an amount sufficient to satisfy the applicable withholding obligation, with the proceeds of the sale delivered to the Company in satisfaction of the applicable withholding obligation.

I understand that the Company has arranged for the administration and execution of its equity incentive programs and the sale of securities by participants thereunder pursuant to a platform administered by a third party (the “Administrator”) and the Administrator’s designated brokerage partner.

Upon the settlement of any of my Covered RSUs after the 30th day following the Adoption Date (or if I am an officer of the Company on the Adoption Date, after the 120th day following the Adoption Date) (the “Cooling-Off Period”), I hereby appoint the Administrator (or any successor administrator) to automatically sell such number of shares of the Company’s common stock issuable with respect to such RSUs that vested and settled as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by me in connection with the vesting and settlement of such RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall receive such net proceeds in satisfaction of such tax withholding obligation.

I hereby appoint the [Chief Executive Officer, the Chief Financial Officer and the General Counsel], and any of them acting alone and with full power of substitution, to serve as my attorneys-in-fact to arrange for the sale of shares of the Company’s common stock in accordance with this Instruction. I agree to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of common stock pursuant to this Instruction.

Unless the third and final box in the definition of Covered RSUs below is checked, if I have previously adopted an automatic sale or sell-to-cover instruction relating to Covered RSUs, this Instruction shall be void ab initio.

I hereby certify that, as of the Adoption Date:

(i) I am not prohibited from entering into this Instruction by the Company’s insider trading policy or otherwise;

(ii) I am not aware of any material nonpublic information about the Company or its common stock; and

(iii) I am adopting this Instruction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act.

________________________________

Print Name: _____________________

Date: __________________________

Covered RSUs:

The following restricted stock units (“RSUs”) are covered by this Instruction.

Check all applicable boxes:

The first award of RSUs granted to me on or after ______________ and any RSUs that may, from time to time following such date, be granted to me by the Company, other than any future granted RSUs which by the terms of the applicable award agreement require the Company to withhold shares for tax withholding obligations in connection with the vesting and settlement of such RSUs, and therefore do not permit sell-to-cover transactions.

Any outstanding RSUs that were granted to me by the Company prior to the Adoption Date that (1) are not subject to any prior automatic sale or sell-to-cover instruction and (2) for which the next vesting date is after the Cooling-Off Period, other than any previously granted RSUs which by the terms of the applicable award agreement require the Company to withhold shares for tax withholding obligations in connection with the vesting and settlement of such RSUs, and therefore do not permit sell-to-cover transactions.

With respect to any RSUs, whether or not granted to me by the Company prior to the Adoption Date, that already are subject to an automatic sale or sell-to-cover instruction (a “Prior Instruction”), I elect to have such sales effected pursuant to this Instruction and confirm that doing so does not modify or change the amount, price, or timing of such sales from those provided by the Prior Instruction (and, as a result the Cooling-Off Period is not applicable to sales pursuant to this Instruction that were previously subject to the Prior Instruction).

Attachment II

CLIMB BIO, INC.

2025 INDUCEMENT PLAN